Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

No.	MFB Bancorp, Inc.	Shares

FULLY PAID AND NON-ASSESSABLE

PAR VALUE $0.01 PER SHARE

CUSIP: _______ THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that	is the owner of

SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE,

of

MFB Bancorp, Inc.

a Delaware corporation

The shares evidenced by this certificate are transferable only on the books of MFB Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other federal or state governmental agency.

IN WITNESS WHEREOF, MFB Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By		[SEAL]	By
	JULIE H. OKSAS			STEPHEN M. OKSAS
	CORPORATE SECRETARY			PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Board of Directors of MFB Bancorp, Inc. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any stockholder upon request and without charge the powers, designations, preferences and the qualifications, limitations or restrictions of such preferences and/or rights of each class of stock and any series thereof.

The shares evidenced by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The shares represented by this certificate may not be cumulatively voted on any matter. The Certificate of Incorporation requires that, with limited exceptions, no amendment, addition, alteration, change or repeal of the Certificate of Incorporation shall be made, unless such is first approved by the Board of Directors of the Company and approved by the stockholders by a majority of the total shares entitled to vote, or in certain circumstances approved by the affirmative vote of at least seventy-five percent (75%) of the shares entitled to vote.

The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common	UNIF GIFT MIN ACT	- __________ Custodian _____________
(Cust) (Minor)

TENENT	- as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	- as joint tenants with right
of survivorship and not as
	tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

For value received, the undersigned hereby sells, assigns and transfers unto

(please print or typewrite name and address including postal zip code of assignee)

Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, ___________________
In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.